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                                                                   Exhibit 10.23


                                 AMENDMENT NO. 1
                                       TO
                               GC COMPANIES, INC.
                           DEFERRED COMPENSATION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS


         Effective as of May 1, 1998, the GC Companies, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan") is amended to add the following additional provisions:

                  "SECTION 4.8 CREDITING OF ADDITIONAL STOCK-BASED UNITS. It is contemplated that Board compensation after the Effective Date may include credits to the Accounts of Participants consisting of Common Stock equivalent units, and that the value thereof shall be determined under the stock-based option described in Section 4.3(b). Any amounts so credited shall remain in each Participant's Account until termination of his or her service as a member of the Board and payments from such Account shall be made to such Participant as set forth in
         Section 4.9."

                  "SECTION 4.9 USE OF ACCOUNTS FOR NON-ELECTIVE DEFERRALS. For each Director who has not elected to defer Compensation pursuant to
         Section 4.1 thereof, an Account shall be established and such Director shall be a Participant herein with respect to any additional stock-based units credited under Section 4.8. Payment of the amount credited to such Participant's Account pursuant to Section 4.8 will be made or will commence at the end of the fiscal quarter in which the Participant's service as a member of the Board terminates. At such Participant's election, made within 120 days of the Effective Date, on a form approved or prescribed by the Committee, such amount shall be paid in a lump sum or in annual installments (not to exceed 10), and, if the latter, installments (other than the first) shall accrue interest as described in Section 4.5."

                  "SECTION 4.10 MODIFICATION OF FORM OR TIME OF PAYMENT. Each election under Section 4.9 as to form of payment may be modified, effective for amounts credited under Section 5.4 for service on or after any November 1, by an election filed before that November 1. Moreover, disinterested members of the committee may, at their discretion, at the request or consent of a Participant, change the form of payment elected by such Participant with respect to amounts previously credited to his or her Account pursuant to Article 4 provided that (a) the revised form of payment be one of the forms permitted by Sections 4.5 and 4.9, and (b) no such change shall be effective unless made at least 24 months prior to the date such amounts would otherwise have been paid.

         Except as modified above, the Plan shall remain in full force and effect.

                                          GC COMPANIES, INC.



                                          By: /s/ Philip J. Szabla
                                              ----------------------------------
                                              Philip J. Szabla
                                              Vice President and General Counsel